UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 20, 2003

(Date of Report)

NEORX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4007
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.    Other Events

NeoRx Corporation today announced that its Common Stock will be transferred to The Nasdaq SmallCap Market, effective at the opening of business on March 20, 2003.  The Company’s Common Stock will continue to be traded under the symbol “NERX.”

NeoRx elected to seek a transfer to The Nasdaq SmallCap Market because its Common Stock had not met Nasdaq’s $1 per share minimum bid price requirement for continued listing on the National Market. By transferring to the SmallCap Market, NeoRx may be afforded extended grace periods in which to satisfy the minimum bid price requirement, provided it meets other applicable listing criteria.  Furthermore, the Company may be eligible to transfer its Common Stock back to The Nasdaq National Market if its bid price maintains the $1 per share requirement for 30 consecutive trading days and the Company has maintained compliance with all other continued listing requirements on The Nasdaq National Market.  The Company believes that it meets all of The Nasdaq National Market listing requirements, other than the $1 minimum bid price

Item 7.    Exhibits

99.1         Press release dated March 19, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: March 11, 2003	By	/s/ MELINDA G. KILE
Melinda G. Kile
V-P, Finance